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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-65183) of The Goodyear Tire & Rubber Company of our report dated June 18, 1996 appearing at page 2 Annex A of this Form 11-K.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Cleveland, Ohio
June 25, 1996